A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               We hereby consent to the use, in the Form 20-F Amendment No. 4 dated September 15, 2005, for Dittybase Technologies Inc., of our report dated May 20, 2005 relating to the December 31, 2004 and 2003 financial statements of Dittybase Technologies Inc., which appears in such Form.

     “Amisano Hanson”
Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
September 15, 2005

750 WEST PENDER STREET, SUITE 604 VANCOUVER CANADA V6C 2T7	TELEPHONE: 604-689-0188 FACSIMILE: 604-689-9773 E-MAIL: amishan@telus.net